Exhibit 10.53
AMENDMENT 10
This Amendment 10 (“Amendment”) effective as of this 1st day of January, 2007 (“Effective Date”) between Double-Take Software, Inc. (formerly known as NSI Software, Inc.), 257 Turnpike Road, Suite 210, Southborough, MA 01772 (“NSI”) and Sunbelt Software Distribution, Inc., 101 North Garden Avenue, Clearwater, FL 33755 (“VAR”) amends the Xcelerate Partner Agreement (the “Agreement”), between the parties dated August 2, 2001.
WHEREAS, NSI and VAR wish to modify certain provisions pertaining to Aggregate Dollar Value;
NOW THEREFORE in consideration of the mutual covenants contained herein, the Parties agree to amend the Agreement as follows:
1. VAR hereby agrees and understands that NSI has changed its company name on July 25, 2006 to Double-Take Software, Inc. VAR and NSI agree to delete all references to NSI Software, Inc. and replace same with Double-Take Software, Inc.
2. The Aggregate Dollar Commitment shall be changed as follows:
The annual Aggregate Dollar Value committed is $8,500,000.00 which shall be distributed over the four contract quarters as indicated below:

QI 2007	Q2 2007	Q3 2007	Q4 2007
$1,900,000,00	$2,200,000.00	$2,100,000.00	$2,300,000,00
3. Schedule B (3) of the Agreement shall be deleted and replaced with the following table:

		Then Current Partner
		Price Discount for the
Discount Class	Products	Territory
SKU Class A	Class A products and maintenance as listed in the Partner Price List Training products for use internally	30%
SKU Class B	Class B products and maintenance as listed in Partner Price List	20%
SKU Class C	Professional Services	15%
SKU Class D	Training products for re-sale	10%
SKU Class E		No Discount
SKD Class F	Class F products and maintenance as listed in the Partner Price List	TBD[1]

[1]	SKU Class F Discount is for third party products that are being licensed/sublicensed by Company to Partner. Partner Discount may vary for products in SKU Class F. Class F purchases can not be applied to Aggregate dollar Value, rebate, or Opportunity Registration. VAR shall contact its Company Channel Partner Manager for the discount associated with any purchase under this Discount Class.
The discount for Training scheduled for internal use shall be at 30% off the then current partner price discount for the Territory.
4. The following shall be attached as Schedule F to the Agreement:
The Double-Take Software, Inc. Graphic Style Guide is located at http://xcelerate.doubletake.com/ select Sales Tools then select Graphic Style Guide.

Confidential	Page 1	02/02/2007

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Except as modified under this Amendment 10, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms and the conditions of this Amendment and the Agreement, the terms and conditions of this Amendment shall supersede.
IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Double-Take Software Inc.		Sunbelt Software Distribution, Inc.

Signature:	/s/ S. Craig Huke	Signature:	/s/ J. Murciano

Print Name:	S. Craig Huke	Print Name:	J. Murciano

Title:	C.F.O	Title:	C.E.O

Date:	02/02/07	Date:	FEB 2nd, 2007